EXHIBIT 10.5

Northern Star Bank

(Lessee)

Five Star Properties of St. Cloud, LLC

(Lessor)

TABLE OF CONTENTS

ARTICLE

1.	Basic Lease Information
2.	Leases Premises
3.	Lease Term
4.	Acceptance of Premises
5.	Rent Payment
6.	Operating Costs
7.	Usable Area
8.	Use
9.	Business Hours
10.	Repairs by Lessor
11.	Repairs by Lessee
12.	Alterations
13.	Termination
14.	Signs
15.	Access
16.	Utilities and Services
17.	Assignment and Subletting
18.	Fire and Casualty
19.	Subrogation
20.	Liability
21.	Insurance
22.	Eminent Domain
23.	Holding Over
24.	Quiet Enjoyment
25.	Events of Default
26.	Default
27.	Notification in Event of Sale or Transfer
28.	Notices
29.	Rules and Regulations
30.	Governmental/Legal Action
31.	Light and Air
32.	Brokerage Fees
33.	Force Majeure
34.	Estoppel Certificate
35.	Miscellaneous
36.	Invalidity of Particular Provisions
37.	Governing Law
38.	Right of First Refusal
39.	Subject to Approval
Signatures

EXHIBITS

Leased Premises	A
Lessee Improvement Agreement	B
Building Rules & Regulations	C
Signs	D
Legal Description	E

ADDENDUM

Option to Extend	1

Additional Rent	2

Training Room Use	3

LEASE AGREEMENT (“Lease”)

This Lease, is made and entered into this 7th day of March 2001, by and between Lessor and Lessee as described in Article 1.A and Article 1.B

1.                                      BASIC LEASE INFORMATION:

The following basic lease information is a part of this Lease, but does not constitute the entire Lease.  Lessee acknowledges that it has read all exhibits which are a part hereof and agrees that this Lease, including the basic lease information and all exhibits reflect the entire understanding and reasonable expectations of Lessor regarding the Premises.  Lessee also acknowledges that it has had the opportunity to review this Lease prior to execution with legal counsel and/or such other advisors as Lessee deems appropriate.

In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease.

A.	Lessor:	Five Star Properties of St. Cloud, LLC
300 East St. Germain Street
St. Cloud, MN 56304

B.	Lessee:	Northern Star Bank
300 East St. Germain Street
St. Cloud, MN 56304

C.             Leased Premises: The Usable Area, as defined in Article 7, located within the Building consists of approximately 3,132 square feet as shown on Exhibit A to this Lease.

D.            Building At: The building which is located at  300 East St. Germain Street, St. Cloud, MN

E.              Lease Term: 10 Years and 0 Months, beginning on the Commencement Date, as defined in Article 1.F, and ending on the Expiration Date, as defined in Article 1.G.  See Addendum for additional terms.

F.              Commencement Date: July 1, 2001 - additional daily rent for failure to open on July 1, 2001 - 137.00 per day

G.             Expiration Date:                          June 30, 2011

H.            Monthly Rent:

Year 1 - the sum of $3,132 per mo., which equates to $12.00 per usable sf per year

Year 2 - the sum of $3,393 per mo., which equates to $13.00 per usable sf per year

Year 3 - the sum of $3,654 per mo., which equates to $14.00 per usable sf per year

Year 4 - the sum of $3,915 per mo., which equates to $15.00 per usable sf per year

Year 5 - the sum of $4,176 per mo., which equates to $16.00 per usable sf per year

Year 6-10 - the sum of $5,220 per mo., which equates to $20.00 per usable sf per year

Option 5 yr term - the sum of $5,742 per mo., which equates to $22.00 per usable sf per year plus a Pro Rata Share of any increase of real estate taxes on the Property over and above the New Base Year real estate taxes as defined below.

I.                 Lease Payment Address:
300 East St. Germain Street
St. Cloud, MN 56304

J.                Use: For use as bank and general office.

K.            Building Power Standards: Electrical distribution systems for power and lighting for the Leases Premises and special electrical systems are to be at least the same watts per square foot as of the date this Lease is executed.

L.              Property: That certain parcel of land on which the Building is located situated in the County of Benton State of MN, and legally described as follows: See Exhibit E - Legal Description

M.         Lessor Notification Address:
300 East St. Germain Street
St. Cloud, MN 56304

If any other provisions of this Lease contradicts any definition of this Article, the other provision will prevail.

The following exhibits are attached to this Lease and are made parts of this Lease:

Exhibit A - Leased Premises

Exhibit B - Lessee Improvement Agreement

Exhibit C - Building Rules and Regulations

Exhibit D - Signs

Exhibit E - Legal Description

Addendum

N.            New Base Year: Is the year real estate taxes payable reflecting the assessed value of the Property as of January 2, 2001.

O.            Pro Rata Share: The percentage obtained when the Usable Area of the Leased Premises is divided by the total Usable Area of the Building.  At the Commencement Date the Pro Rata Share is: 3,132 / 18,529 = 16.9%.

P.              Parking:  Lessor will provide seven designated customer parking spots and up to six designated employee parking spots at no charge.

2.                                      LEASED PREMISES:

In consideration of the obligation of Lessee to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Lessor hereby demises and leases to Lessee, and Lessee hereby takes from Lessor, the Leased Premises as described in Article 1.C, which is located in the Building as described in Article 1.D, and on the Property described in Article 1.L, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the Leased Premises, and together with the right to use in common with Lessor and other lessees in the Building, and its and their employees, agents, representatives and invitees, any common areas and facilities of the Building.

3.                                      LEASE TERM:

The Lease Term shall be as described in Article 1.E.

4.                                      ACCEPTANCE OF PREMISES:

Lessee acknowledges that it has inspected the Leased Premises and accepts it in its present condition as suitable for the purpose for which it is leased, and further acknowledges that no representations as to the repair of the Leased Premises nor promises to alter, remodel or improve the Leased Premises have been made by Lessor, except as may be provided on Exhibit B attached hereto and incorporated herein.  In the event there are leasehold improvements which are to be completed by Lessor, and Lessor does not complete leasehold improvements and deliver possession of the Leased Premises on or before said Commencement Date, or if Lessor is unable for reasons beyond Lessor’s control to deliver possession of the Leased Premises by such date, Lessor shall not thereby be deemed to be in default hereunder, and shall not thereby be liable to Lessee for any loss, damage, cost and expense suffered or incurred by Lessee, nor shall the Commencement Date of the Lease or the Lease Term of the Lease be affected or changed thereby, and Lessee agrees to accept possession of the Leased Premises at such time as Lessor is able to tender the same; provided, however, that Lessor hereby waives payment of Monthly Rent, as defined in Article 5, covering any period prior to the tendering of possession to Lessee hereunder, except as otherwise provided on Exhibit B attached hereto.

If thirty (30) days after the Commencement Date the Lessor has not delivered possession of the Leased Premises to the Lessee, the Lessee may, by giving seven (7) days Notice, as defined in Article 28, cancel this Lease and all payments made by Lessee to Lessor will be refunded to the Lessee within five (5) days.

5.                                      RENT PAYMENT:

Lessee shall pay to Lessor during the Lease Term a Monthly Rent as described in Article 1.H, plus any Additional Rent as herein defined (sometimes collectively referred to as “Rent”) and as adjusted from time to time in accordance with the provisions of this Lease, payable in advance on the first day of each month during the Lease Term in lawful money of the United States to Lessor at the Lease Payment Address as described in Article 1.I.  Additional Rent is hereby defined as, but not limited to, charges for services above building standards and late charges.  Appropriate adjustment of Lessee’s Additional Rent shall be made on the basis of actual cost, without markup, for disproportionate services (whether greater or lesser than standard services) to Lessee or to other Lessees.

6.                                      OPERATING COST:

Subject to Article 16, operating costs are included as part of Monthly Rent and will not be treated in any other fashion.

7.                                      USABLE AREA:

Usable Area shall be determined by Building Owners and Managers Association (“BOMA”) standards for measuring floor area in office buildings as follows:

A.           The Usable Area of an office shall be computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining Usable Areas, and to the inside finished surface of the dominant portion of the permanent outer building walls.  No deductions shall be made for columns and projections necessary to the building.  The Usable Area of a floor shall be equal to the sum of all Usable Areas on that floor.

8.                                      USE:

The Leased Premises shall be used for the purpose as described in Article 1.J.  No part of the Leased Premises shall be used for any purpose which constitutes a nuisance or which is illegal, offensive, termed hazardous by insurance companies or which may make void or voidable any insurance on the Building or which may increase the premiums therefor, of which will interfere with the general safety, comfort and convenience of the Lessor for other lessees of the Building.  There shall be no sale of food or beverages by any means, except vending machines, without the prior written consent of Lessor, which shall not be unreasonably withheld.  Lessee shall not permit intoxicating liquors to be used, kept or sold in the Leased Premises.  It is understood that Lessor may occupy portions of the Building in the conduct of the Lessor’s business.  In such event, all references herein to other lessees of the Building shall be deemed to include Lessor as an occupant or lessee.

9.                                      BUSINESS HOURS:

Business Hours used herein shall mean the hours the Lessee is customarily open for business, Traditional Holidays, as herein defined, excepted.  The following dates shall constitute “Traditional Holidays” as said term is used in this Lease:

(1)   New Year’s Day

(2)   Memorial Day

(3)   Independence Day

(4)   Labor Day

(5)   Thanksgiving Day

(6)   Christmas Day

If in the case a different day shall be observed other than the respective day above-described, then that day which constitutes the day generally observed by national banks in the city in which the Leased Premises is located, shall constitute the Traditional Holiday under this Lease.

10.                               REPAIRS BY LESSOR:

Lessor shall at its expense maintain in good repair, reasonable wear and tear excepted, only the roof, foundation and the structural soundness of the exterior walls of the Building and those portions of the plumbing, heating, air conditioning, and electrical systems located within, but not serving exclusively, the Leased Premises.  Lessee shall repair and pay for any damage caused by the act or negligence of Lessee or Lessee’s employees, agents, representatives, customers or invitees, or caused by Lessee’s default hereunder.  Lessee shall immediately give Lessor written notice of defect or need for repairs, after which Lessor shall have reasonable opportunity to repair same or cure such defect.  Lessor’s liability hereunder shall be limited to the cost of such repairs or curing of such defects.

If the defect or need for repair causes the Leased Premises to be untenable and the Lessor has not cured the defect or made the necessary repairs within forty eight (48) hours after receiving Notice, as defined herein, Monthly Rent will abate until the Leased Premises becomes tenable and the Lessee shall have the right, but not the obligation, to cure the default or make the necessary repairs and to deduct all reasonable costs associated with such cure from future Monthly Rent obligation.

If the defect or need for repair does not cause the Leased Premises to become untenable and the Lessor has not cured the defect or made the necessary repairs within five (5) days, or other such time as may be deemed reasonable, the Lessee shall have the right, but not the obligation to cure the default or make the necessary repairs and to deduct all reasonable costs associated with such cure from future Monthly Rent obligations.

11.                               REPAIRS BY LESSEE:

Lessee shall at its own cost and expense maintain all other parts of the Leased Premises in good repair, reasonable wear and tear excepted, and shall take good care of the Leased Premises and its fixtures and permit no waste of any kind.  Lessee will keep the whole of the Leased Premises in a safe, clean, and sanitary condition, and will at the expiration of the Lease Term, or other termination of this Lease, surrender the same to Lessor in the same order and condition as said Leased Premises was in at the time Lessee took occupancy, reasonable wear and tear excepted.

12.                               ALTERATIONS:

Lessee shall not make any alterations of, or additions to, the Leased Premises, which effect the Building’s mechanical systems or structural soundness, without the prior written consent of Lessor, which shall not be unreasonably withheld.  Lessee will not permit any mechanics’, laborers’ or material men’s liens to stand against the Leased Premises, Building or the Property for any labor or material furnished to or for the account of Lessee, or claimed to have been so furnished in connection with any work performed or claimed to have been performed in, or about the Leased Premises, unless Lessee has a good faith dispute as to such lien in which case Lessee may contest such lien by appropriate proceedings so long as Lessee deposits with Lessor a bond or other security in an amount reasonably acceptable to Lessor which may be used by Lessor to release such lien if Lessee shall fail to pay immediately any judgment against it as a result of such contest.

Notwithstanding anything to the contrary contained in this Lease, Lessor shall in all events have the right to prescribe the weight and position of any safes and other heavy equipment placed in or on the Leased Premises by Lessee.  Any and all damage or injury to the Leased Premises or the Building caused by moving the property of Lessee in or out of the Leased Premises, or due to the same being in or on the Leased Premises, shall be repaired by Lessee at its sole cost and expense.  No equipment, fixtures, furniture or other bulky matter will be received into or carried in the Building, except in or at such places and in such manner as approved by Lessor, and all moving of Lessee’s property in or out of the Leased Premises shall be done only after Lessee has received Lessor’s consent and then under the direct control and supervision of Lessee.

13.                               TERMINATION:

All movable office furnishings and trade fixtures installed by Lessee may be removed by Lessee at the termination of this Lease if Lessee so elects, and shall be removed if required by Lessor.  All such removal and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the Leased Premises and Building.  Unless otherwise agreed to, personal property remaining in the Leased Premises at the expiration of the Lease Term or other termination of the Lease shall be deemed abandoned and Lessor may dispose of the same in a manner Lessor deems most expedient.

Lessee shall promptly surrender all keys for the Leased Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of combinations on any vaults, locks and safes on the Leased Premises.

14.                               SIGNS:

Lessee shall not display, inscribe, print, maintain, or affix any signs or other advertising matter or material on the Property, or on the exterior of the Building or on the interior of the Building, or in any window of the Building, without the prior written consent of the Lessor which shall not be unreasonably withheld.  The signage described in Exhibit D is deemed approved by the Lessor.  The Lessor shall have the right to install and maintain a sign or signs on the Property, or on the exterior or interior of the Building.  The Lessor shall have the right to change the name or street address of the Building.  At no time prior to the termination of this Lease shall Lessor display a sign on the Property indicating that the Leased Premises is available.

15.                               ACCESS:

Lessor, its agents and representatives shall be entitled to keep pass keys to the Leased Premises and shall have the right upon twenty-four (24) hours prior notification, in the case of emergency at anytime, to enter and inspect the Leased Premises for the purpose of ascertaining the condition thereof or in order to make such repairs as may be required to be made by Lessor under the terms of this Lease or as Lessor may deem necessary.  During the period that is six (6) months prior to the end of the Lease Term hereof, unless notified by Lessee of it’s intent to extend said Lease, Lessor and Lessor’s agents and representatives shall have the right to enter the Leased Premises at reasonable times for the purpose of showing the Leased Premises.  Any such entry by Lessor shall never be deemed an eviction or disturbance of Lessee’s possession of the Leased Premises, or render Lessor liable to Lessee for damages, or relieve Lessee from performance of Lessee’s obligations under this Lease.  If in the event Lessor enters the Leased Premises in the case of an emergency, Lessor will advise Lessee on the next business day of it’s entry.

The right of entry reserved shall not be deemed to impose any greater obligation on Lessor to clean, maintain, repair or change the Leased Premises than is specifically provided in this Lease.  The Lessor, its agents and representatives may at any time in case of emergency enter the Leased Premises and do such acts as Lessor may deem proper in order to protect the Leased Premises, the Property, the Building, or any occupants of the Building.

All rights to enter by Lessor and it’s agents and representatives shall be subject to such security restrictions as may be reasonably imposed by Lessee consistent with the nature of the Lessee’s use of the Leased Premises.

16.                               UTILITIES AND SERVICES:

A.           AIR CONDITIONING AND HEAT: Lessor shall furnish air conditioning and heat to the Leased Premises for normal purposes only during Business Hours.  Lessee agrees not to use any apparatus or device, in or upon or about the Leased Premises, which in any way may increase the amount of such services usually furnished or supplied to the Leased Premises, and Lessee further agrees not to connect any apparatus or device with the conduits or pipes, or other means, by which such services are supplied, for the purpose of using additional or unusual amounts of such services, without the prior written consent of Lessor, which shall not be unreasonably withheld.  Should Lessee use such services to excess or request the use of such services at other than Business Hours, Lessor reserves the right to charge the Lessee for such services, which shall be payable as Additional Rent.

B.             ELECTRICAL SERVICE: Lessor shall maintain electrical facilities to provide sufficient power for typewriters, personal computers, and other office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment or special lighting which is in excess of Building Power Standards as described in Article 1.K.

Lessee will obtain prior written approval from Lessor before installing electrical equipment including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or machines or equipment using current which will in any way increase the amount of electricity normally furnished for use in a general office space.

The Lessor shall replace building standard light bulbs in the Leased Premises.  The Lessor’s cost of such replacement shall be passed back to the Lessee as Additional Rent.

C.             KEYS: Lessor shall furnish Lessee with two (2) keys for each door entering the Leased Premises.  Additional keys ordered by Lessee will be at the expense of Lessee.  All such keys shall remain the property of the Lessor.  No additional locks shall be allowed on any door of the Leased Premises without Lessor’s written permission, which shall not be unreasonably withheld, and Lessee shall not make, or permit to be made, any duplicate keys, except those approved or furnished by Lessor.  Upon termination of this Lease, Lessee shall surrender to Lessor all keys to the Leased Premises, and give to Lessor the combination of all locks for safes, safe cabinets and vault doors, if any, which will remain in the Leased Premises.

D.            ELEVATORS: If the Building has a passenger elevator which provides service to the Leased Premises, Lessor shall furnish passenger elevator service whenever the Building is open.  Lessor shall have the right to stop the operation of said elevators whenever alterations, improvements or repairs shall be necessary or desirable and shall not be liable for damages for any such stoppage of service except as stated in Article 10.

E.              JANITORIAL: Lessor shall furnish such janitor service, as is customary in a “Class A” building in the community where the Building is located, except on Saturdays, Sundays and Traditional Holidays.  All janitorial services shall be performed in accordance with work schedules established by the Lessor subject to Lessee’s reasonable approval, and the Lessor’s cost of providing such service shall be passed back to the Lessee as Additional Rent.  Providing that the amount of trash (paper waste) does not exceed what would be customary for a general office of the size of the Leased Premises and the use described in Article 1.J, trash removal shall be furnished by the Lessor.  If Lessee has a significant increase in paper waste or periodically disposes of large containers, additional costs incurred by the Lessor for the Lessee’s actions may be passed back to the Lessee as Additional Rent.

F.              WATER: Lessor shall provide water for drinking, lavatory and toilet purposes only.

G.             WASTE: Lessee shall not waste electricity, water, heat or air conditioning or any other utility, and shall cooperate fully with Lessor to insure the most effective operation of the Building’s heating and air conditioning, which shall include closing Venetian blinds and drapes and keeping all windows closed when air conditioning is in use, and shall refrain from attempting to adjust any controls other than room thermostats, if any, installed for Lessee’s use.

H.            INTERRUPTION OF SERVICES: Lessor shall not be liable to Lessee, its agents, employees, representatives, customers or invitees for any inconvenience, loss or damage or for any injury to any person or property caused by or resulting from temporary variation, interruption or failure to provide services or utilities, nor shall such temporary violation, interruption or failure to provide service or utilities be deemed an eviction of Lessee or relieve Lessee from any of Lessee’s obligations hereunder.

If a variation, interruption or failure to provide services or utilities cause the Leased Premises to be untenantable and Lessor has not cured such variation, interruption, or failure to provide services or utilities within forty-eight (48) hours after receiving Notice, as defined herein, monthly Rent will abate until the Leased Premises becomes tenantable and the Lessee shall have the right, but not the obligation, to cure the variation, interruption or failure to provide services or utilities and to deduct all reasonable cost associated with such cure from future monthly Rent obligations.

17.                               ASSIGNMENT AND SUBLETTING:

Lessee shall have the right to assign this Lease, or to sublet the whole or any part of the Leased Premises with the prior written consent of Lessor, which shall not be unreasonably withheld.  Lessor hereby approves any and all assignments or sublets to any affiliate of Lessee or it’s parent company and affiliates of the parent company. Lessee can assign or sublet to any affiliate without prior written approval.  Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Lessor shall have the right to assign any of its rights under this Lease, and upon any such assignment, and provided that the assignee assumes all of Lessor’s obligations hereunder, Lessor shall be relieved of any and all such obligations.

18.                               FIRE AND CASUALTY:

If the Building or any part thereof is damaged or destroyed by fire or other casualty, the Lessee shall have the right to terminate this Lease, provided it gives written notice thereof to the Lessor within ninety (90) days after such damage or destruction.  Such termination shall be effective as of the date of the fire or other casualty.  If a portion of the Leased Premises is damaged by fire or other casualty and this Lease is not thereby terminated, the Lessor shall, at its expense, restore the Leased Premises exclusive of any improvements or other changes made to the Leased Premises by Lessee, to as near the condition which existed immediately prior to such damage or destruction as reasonably possible, and Monthly Rent shall abate during such period of time as the Leased Premises are untenable in the proportion that the untenable portion of the Leased Premises bears to the entire Leased Premises.  The Lessor shall not be responsible to the Lessee for damage to, or destruction of, any furniture, equipment, improvements or other changes made by the Lessee in, on or about the Leased Premises regardless of cause of damage or destruction.

19.                               SUBROGATION:

Lessor and Lessee each hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casua lties covered by the insurance maintained hereunder even if such loss or damage shall have been caused by the fault or negligence of the other party, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releaser’s insurance policies shall contain a clause or endorsement to the effect that any release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder.  Lessor and Lessee each agree that it will request its insurance carrier to include in its policies such a clause or endorsement.

20.                               LIABILITY:

With the exception of those claims arising out of Lessor’s negligence or willful misconduct, Lessor shall not be liable to Lessee, or those claiming through or under Lessee, for injury, death or property damage occurring in, on or about the Property, the Building, the Leased Premises and appurtenances thereto, and Lessee shall indemnify Lessor and hold it harmless from any claim or damage arising out of any injury, death or property damage occurring in, on or about the Leased Premises to Lessee or an employee, customer or invitee of Lessee except to the extent such injury, death, or property damage is caused by acts of the Lessor, its agents or employees.

With the exception of those claims arising out of Lessee’s negligence or willful misconduct, Lessee shall not be liable to Lessor, or those claiming through or under Lessor, for injury, death or property damage occurring in, on or about the Property, the Building, the Leased Premises and appurtenances thereto, and Lessor shall indemnify Lessee and hold it harmless from any claim or damage arising out of any injury, death or property damage occurring in, on or about the Leased Premises to Lessor or an employee, customer or invitee of Lessor.

21.                               INSURANCE:

A.    Lessor agrees to purchase in advance, and to carry in full force and effect the following insurance:

1)              “All risk” property insurance coverage on the Building, exclusive of Lessee’s leasehold improvements, in such amount as Lessor deems prudent.

2)              Comprehensive general public liability insurance covering the
Property, in a combined single limit amount of not less than
$2,000,000.00, and written on an “occurrence” basis.

B.    Lessee agrees to purchase in advance, and to carry in full force and effect the following insurance:

1)	“All risk” property insurance covering the full replacement value of all of Lessee’s leasehold improvements, trade fixtures and personal property within the Leased Premises.

2)	Comprehensive general public liability insurance covering all acts of
Lessee, its employees, agents, representatives and guests on or about the Leased Premises, containing a contractual liability endorsement, in a combined single limit amount of not less than $2,000,000.00 and written on an “occurrence” basis.

C.    In addition, if at any time Lessee allows said insurance to lapse, Lessor, upon notification, can place said insurance on behalf of Lessee and immediately bill Lessee for the amount of the insurance premium.  Any such premium will become a part of the Additional Rent owing at the time the premium is billed and will qualify for all rights of collection as afforded by this Lease.

22.                               EMINENT DOMAIN:

If the entire Building is taken by eminent domain, this Lease shall automatically terminate as of the date of taking.  If a portion of the Building is taken by eminent domain, Lessee shall have the right to terminate this Lease by giving written notice thereof to Lessor within ninety (90) days after the date of taking.  Such termination shall be effective as of the date of taking.

If a portion of the Leased Premises is taken by eminent domain and this Lease is not thereby terminated, Lessor shall, at its expense, restore the Leased Premises, exclusive of any improvements or other changes made to the Leased Premises by Lessee, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and Rent shall abate during such period of time as the Leased Premises are untenable, in the proportion that the untenable portion of the Leased Premises bears to the entire Leased Premises.

All damages awarded for a taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall belong to, and be the property of, Lessor, whether such damages shall be awarded as compensation for diminution in value to the leasehold estate hereby created or to the fee of the Leased Premises provided, however, that Lessor shall not be entitled to any award made to Lessee for loss of business, fair value of, and cost of removal of stock and fixtures.

The term “eminent domain” shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.

23.                               HOLDING OVER:

Should Lessee, or any of its successors in interest, hold over the Leased Premises or any part thereof, after the expiration of the Lease Term, such holding over shall constitute and be construed as a tenancy from month-to-month only.  The inclusion of the preceding sentence shall not be construed as Lessor’s permission for Lessee to hold over.  The monthly rent during such month-to-month tenancy shall be at one and one half (1 1/2) times the amount of said monthly Rent for the last month of the Lease term or any extension term.

24.                               QUIET ENJOYMENT:

Lessor represents and warrants that it has full right and authority to enter into this Lease and that Lessee, upon paying the Monthly Rent and Additional Rent herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises for the Lease Term without hindrance or molestation from the Lessor, subject to the term and provisions of this Lease.

25.                               EVENTS OF DEFAULT:

The following events shall be deemed to be events of default by Lessee under this Lease:

A.                       Lessee shall fail to make any payment of the Rent as herein provided within five (5) days of the date that Notice is received by the Lessee indicating that the Rent was not received by Lessor.

B.                         Lessee shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

C.                         Lessee shall file or have filed against it a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder.

D.                        A receiver or trustee shall be appointed for all or substantially all of the assets of Lessee.

E.                          Lessee shall abandon the Leased Premises.

F.                          Lessee shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Article 25) and shall not cure such failure within thirty (30) days of receiving written notice of failure thereof to Lessee; provided however, if such failure is capable of being cured, but cannot be cured within such thirty (30) day period, if Lessee shall promptly commence to cure the same and shall thereafter prosecute the curing thereof with diligence, the period within which such failure may be cured shall be extended for such further period as shall be necessary for the curing thereof with diligence.

26.                               DEFAULT:

Lessee hereby agrees that if an Event of Default occurs, then, in addition to all other rights and remedies available to Lessor by law or by other provisions hereof, at Lessor’s option, Lessor may annul and cancel this Lease as to all future rights of Lessee.  Lessee further agrees that in case of any such termination Lessee will indemnify the Lessor against all loss of Rent and other damage which Lessor may incur by reason of such termination, including, but not limited to, costs of restoring and repairing the Leased Premises and putting the same in rentable condition, costs of renting the Leased Premises to another tenant, loss or diminution of rents and other damage which Lessor may incur by reason of such termination and all reasonable attorneys fees and expenses incurred in enforcing any of the terms of this Lease.  Neither acceptance of Rent by Lessor, with or without knowledge of breach, nor failure of Lessor to take action on account of any breach thereof, or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

In the event Lessee fails to pay any installment of Rent hereunder as and when such installment is due, or any other charge payable hereunder as and when such charge is due, Lessee, if permitted by law, shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment or other charge, or $25.00, whichever is greater, and failure to pay such late charge within ten (10) days after demand therefore shall be an Event of Default hereunder.  The provision for such late charge shall be in addition to all Lessor’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor’s remedies in any manner.

27.                               NOTIFICATION IN EVENT OF SALE OR TRANSFER:

In the event of the sale of the Property or the Building or the transfer of the title thereto, upon notification to Lessee, Lessor shall be relieved of all of the covenants and obligations created by this Lease, except as to breaches thereof occurring prior to such sale or transfer, and such sale or transfer shall automatically result in the purchaser or transferee assuming and agreeing to carry out all of the covenants and obligations of Lessor herein from and after such sale or transfer.

28.                               NOTICES:

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with referenced to the sending, mailing or delivery of any notice or the making of any payment by Lessor to Lessee or by Lessee to Lessor shall be deemed to be complied with, when and if, the following steps are taken:

A.                       All payments required to be made by Lessee to Lessor hereunder shall be payable to Lessor at the address set forth in Article 1.I or at such other addresses Lessor may specify from time to time by written notice delivered in accordance herewith.

B.                         Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out opposite their names as shown in Article 1.M for Lessor, and 1.B for Lessee, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

C.                         In the case of a Notice being given to the Lessee, a copy of said Notice must be delivered in a like manner to:

Northern Star Bank

300 East St. Germain Street

St. Cloud, MN 56304

29.                               RULES AND REGULATIONS:

Lessee shall observe such rules and regulations as set forth in Exhibit C and other rules and regulations which from time to time, and upon reasonable Notice, may be put in effect by Lessor for the general safety, comfort and convenience of Lessor, occupants and tenants of the Building.

30.                               GOVERNMENTAL/LEGAL ACTIONS:

Wherever in this Lease any terms, covenants or conditions are required to be kept or performed by the Lessor, the Lessor shall be deemed to have kept and performed such terms, covenants and conditions notwithstanding any action taken by the Lessor, if such action is pursuant to any governmental regulations, requirements, directives or requests, so long as such action is taken in regard to the entire Building.

Throughout the Term of this Lease, Lessor shall observe and comply with all governmental codes, laws, requirements, rules, orders, ordinances and regulations, and orders applicable to the Property.

31.                               LIGHT AND AIR:

Lessee has not right to light or air over the Property or any premises adjoining the Building.

32.                               BROKERAGE FEES:

Lessee represents and warrants that it has dealt with no broker, agent or other person in connection with this Lease and Lessee hereby indemnifies and holds harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Lessee with regard to this Lease.  The provisions of this paragraph shall survive the expiration or termination of this Lease.

33.                               FORCE MAJEURE:

If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  Notwithstanding the foregoing, the provisions of this Article 34 shall at no time operate to excuse Lessee from any obligations for payment of Rent, or any other payments required by the terms of this Lease when same are due, and all such amounts shall be paid when due.

34.                               ESTOPPEL CERTIFICATE:

Lessee agrees, within ten (10) days after request of Lessor, to deliver to Lessor, or Lessor’s designee, including without limitation, the present or any future holder of any mortgage(s) and/or deed(s) or trust and/or ground lease(s) and/or underlying lease(s) on the Leased Premises, or any prospective purchaser of the Property, Leased Premises or the Building, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent or other charges have been paid, the unexpired Lease Term, whether or not Lessor is in default hereunder, and the nature of any such default, and such other matters pertaining to this Lease as may be reasonably requested by Lessor.

35.                               MISCELLANEOUS:

A.                       Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

B.                         The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

C.                         Failure of Lessor to insist, in any or more instances, upon strict performance of any term, covenant or condition of this Lease, or to exercise any option herein contained shall not be construed as a waiver, or a relinquishment for the future, or such term, covenant, condition or option, but the same shall continue and remain in full force and effect.  The receipt by Lessor of Rent with knowledge of a breach in any of the terms, covenants or conditions of the Lease to be kept or performed by Lessee shall not be deemed waiver of such breach, and Lessor shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Lessor.

36.                               INVALIDITY OF PARTICULAR PROVISIONS:

If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such illegality, invalidity, or unenforceability is, in the sole determination of Lessee, essential to the rights of both parties in which event Lessee has the right to terminate this Lease on written notice to Lessor.

37.                               GOVERNING LAW:

This lease shall be governed by and interpreted under the laws of the state in which the Leased Premises is located.

38.          RIGHT OF FIRST REFUSAL:

The Lessee shall have the first right of refusal to acquire and lease the 1,300 square feet of contiguous space presently occupied by Riedman Insurance when such space becomes available.  The said “space” shall be leased to Lessee under the same terms, conditions, and rental rates as stated under the “initial lease” and any extensions.  The Lessor agrees to notify Lessee and from the date of notification, allow Lessee 15 business days to respond as to whether it wishes to exercise this option.  In the event the Lessee does not respond, the Lessee, after the 15th business day, forfeits the right of first refusal and the Lessor has no further obligations to honor this option.

39.                               SUBJECT TO APPROVAL:

This lease is subject to the approval of the commissioner.

IN WITNESS WHEREOF, the Lessor and Lessee have executed this Lease on the day and year first written above.

LESSOR:	LESSEE:

Five Star Properties of St. Cloud, LLC	Northern Star Bank

By:	By:
Its:	Its:

By:	By:
Its:	Its:

LESSEE IMPROVEMENT AGREEMENT

Lessor will provide $15,000 to Lessee for any leasehold improvements prior to occupancy.

EXHIBIT B

SIGNS

Lessor may permit signs to be placed, for the term of the Lease and any renewals or extensions, on the building to include its logo and name, provided the size, style, text, color and location are first approved in writing by Lessor, approval not to be unreasonably withheld by Lessor.  Lessor may allow other exterior signage to be placed for the term of this Lease and any renewals or extension, except that their location, shape, lighting, and other details must also be approved by the City and Lessor, approval not to be unreasonably withheld by Lessor.  Any sign or lettering not so approved may be removed by Lessor at Lessee’s expense.

The Lessee shall maintain its signage in good repair at all times.

EXHIBIT D

ADDENDUM

This Addendum is made a part of the Lease Agreement dated March 7, 2001 by and between Five Star Properties of St. Cloud, LLC (“Lessor”) and Northern Star Bank (“Lessee”).

1.                                      OPTION TO EXTEND:

Lessee shall have the right, at its option to extend this Lease for 1 term (hereafter referred to “Extension Term”) for 5 years.  In order to exercise this right for the initial Extension Term and each succeeding extension term, the Lessee must:

A.                       Notify the Lessor in writing 180 days prior to the Expiration Date of this Lease of Lessee’s intent to extend this Lease.

B.                         The Lessee must not be in default in the performance of any terms, covenants, conditions and agreements herein contained in respect to a matter to which notice of default has been given hereunder, which has not been or is not being remedied within the time permitted in this Lease, on the date Lessee provides notice of its intentions to extend the term hereof and on the date of commencement of the Extension Term.

C.                         New rent for the extended option period will be $22.00 per square foot.

2.                                      ADDITIONAL RENT:

The Lessee will pay as Additional Rent, 27.81 percent of the Lessor’s cost to maintain (i.e., snow removal) and repair the parking lot, the drive-in “stacking” lanes, and the surface of the drive-thru lanes.

3.                                      TRAINING ROOM USE:

The Lessee shall, at no cost to the Lessee and on a “first come first serve” basis, be entitled to use the area designated by the Lessor as the Training Room.  The Training Room shall be designated as a smoke free area by the Lessor.